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                                                               Exhibit 99.(k)(v)

                            AUCTION AGENCY AGREEMENT

        This Auction Agency Agreement (this "Agreement"), dated as of November 16, 2000, is between Pilgrim Prime Rate Trust (the "Trust") and Bankers Trust Company, a New York banking corporation.

        The Trust proposes to issue two series of preferred shares of beneficial interest (3,600 shares of Series T and 3,600 shares of Series Th), par value $.01 per share, liquidation preference $25,000 per share, designated as Series T and Th Auction Rate Cumulative Preferred Shares (cumulatively, the "Preferred Shares"), pursuant to the Trust's Certificate (as defined below).

        The Trust desires that Bankers Trust Company perform certain duties as agent in connection with each Auction of Preferred Shares (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the Preferred Shares (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Trust hereby appoints Bankers Trust Company as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent," except in Sections 3 and 4 below).

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Trust and the Auction Agent agree as follows:

I.      DEFINITIONS AND RULES OF CONSTRUCTION.

        1.1.    TERMS DEFINED BY REFERENCE TO THE CERTIFICATE.

                Capitalized terms not defined herein shall have the respective meanings specified in the Certificate.

        1.2.    TERMS DEFINED HEREIN.

                As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                (a) "Agent Member" of any Person shall mean such Person's agent member of the Securities Depository that will act on behalf of a Bidder.

                (b)     "Auction" shall have the meaning specified in Section
2.1 hereof.

                (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Certificate.

                (d) "Authorized Officer" shall mean each Managing Director, Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer or employee of its Corporate Trust and Agency Group designated as an "Authorized Officer" for purposes hereof in a written communication from the Auction Agent to the Trust.

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                                                        PILGRIM PRIME RATE TRUST
                                                        AUCTION AGENCY AGREEMENT

                (e) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                (f) "Certificate" shall mean the Certificate of Designation for Preferred Shares of the Trust dated October 20, 2000 specifying the powers, preferences and rights of the Preferred Shares.

                (g) "Holder" shall be a holder of record of one or more Preferred Shares, listed as such in the share register maintained by the Paying Agent pursuant to Section 4.6 hereof.

                (h) "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

                (i) "Trust Officer" shall mean the Chairman, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice from the Trust to the Auction Agent.

        1.3.    RULES OF CONSTRUCTION.

                Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this
Agreement:

                (a) Words importing the singular number shall include the plural number and vice versa.

                (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                (d) All references herein to a particular time of day shall be to New York City time.

II.     THE AUCTION.

        2.1.    PURPOSE; INCORPORATION BY REFERENCE OF AUCTION PROCEDURES.

                (a) The Certificate provides that the Applicable Rate on shares of each series of Preferred Shares, as the case may be, for each Dividend Period therefor after the initial Dividend Period shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Trust advises results from the implementation of the Auction Procedures. The Board of Trustees of the Trust has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures. The Auction

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Agent hereby accepts such appointment and agrees that, on each Auction Date, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for the Preferred Shares for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were set forth fully herein.

        2.2. PREPARATION FOR EACH AUCTION: MAINTENANCE OF REGISTRY OF EXISTING HOLDERS.

                (a) As of the date hereof, the Trust shall provide the Auction Agent with a list of the Broker-Dealers previously approved by the Auction Agent and shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by each such Broker-Dealer. The Auction Agent shall keep such list current and accurate and shall indicate thereon, or on a separate list, the identity of each Existing Holder, if any, whose most recent Order was submitted by a Broker-Dealer on such list and resulted in such Existing Holder continuing to hold or purchase Preferred Shares. Not later than five Business Days prior to any Auction Date for which any change in such list of Broker-Dealers is to be effective, the Trust shall notify the Auction Agent in writing of such change and, if any such change is the addition of a Broker-Dealer to such list, the Trust shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                (c) The provisions contained in Section 4 of Part I of the Certificate concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Trust and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                (d)     (i)     On each Auction Date, the Auction Agent shall
determine the initial dividend rate and the Maximum Rate. If the initial dividend rate is not quoted on an interest basis but is quoted on a discount basis, the Auction Agent shall convert the quoted rate to an Interest Equivalent; or, if the rate obtained by the Auction Agent is not quoted on an interest or discount basis, the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Trust as to the method of such conversion. Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall notify the Trust and the Broker-Dealers of the initial dividend rate so determined and of the Maximum Rate.

                        (ii) If the initial dividend rate is the applicable "AA" Financial Composite Commercial Paper Rate and such rate is to be based on rates supplied by Commercial

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Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the applicable "AA" Financial Composite Commercial Paper Rate, the Auction Agent immediately shall notify the Trust so that the Trust can determine whether to select a substitute Commercial Paper Dealer or substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Trust promptly shall advise the Auction Agent of any such selection. If the Trust does not select any such substitute Commercial Paper Dealer or substitute Commercial Paper Dealers, then the rates shall be supplied by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

                (e)     (i)     The Auction Agent shall maintain a current
registry of the Existing Holders of the Preferred Shares for purposes of each individual Auction. The Trust shall use commercially reasonable efforts to provide or cause to be provided to the Auction Agent within ten Business Days following the date of the Closing a list of the initial Existing Holders of Preferred Shares, and the Broker-Dealer of each such Existing Holder through which such Existing Holder purchased such shares. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing or Holder's transfer of any Preferred Shares to another Person.

                        (ii) In the event of any partial redemption of Preferred Shares, upon notice by the Trust to the Auction Agent of such partial redemption, the Auction Agent promptly shall request the Securities Depository to notify the Auction Agent of the identities of the Agent Members (and the respective numbers of shares) from the accounts of which shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption. At least two Business Days prior to the Auction preceding the date of redemption, the Auction Agent shall request each Agent Member so identified to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares are to be redeemed) the number of Preferred Shares of each such Existing Holder, if any, to be redeemed by the Trust, provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as having ownership of the number of Preferred Shares shown in the Auction Agent's registry of Existing Holders.

                        (iii) The Auction Agent shall register a transfer of the ownership of Preferred Shares from an Existing Holder to another Existing Holder, or to another Person if permitted by the Trust, only if (A) such transfer is made pursuant to an Auction or (B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified of such transfer in writing, in a notice substantially in the form of Exhibit B to the Broker-Dealer Agreements, by such Existing Holder or by the Agent Member of such Existing Holder. The Auction Agent is not required to accept any notice of transfer delivered for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date. The Auction Agent shall rescind a transfer made on the registry of the

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Existing Holders of any Preferred Shares if the Auction Agent has been notified in writing, in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreement, by the Agent Member or the Broker-Dealer of any Person that (i) purchased any Preferred Shares and the seller failed to deliver such shares or (ii) sold any Preferred Shares and the purchaser failed to make payment to such Person upon delivery to the purchaser of such shares.

                (f) The Auction Agent may request that the Broker Dealers, as set forth in Section 3.2(b) of the Broker-Dealer Agreements, provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Beneficial Owners of Preferred Shares. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the relevant Broker-Dealer and the Trust, provided that the Auction Agent reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would be unlawful.

        2.3.    AUCTION SCHEDULE.

                The Auction Agent shall conduct Auctions every Tuesday and Thursday in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to each Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

TIME                            EVENT
----                            -----
By 9:30 A.M.                    Auction Agent shall advise the Trust and the
                                Broker-Dealers of the initial dividend rate and
                                the Maximum Rate as set forth in Section
                                2.2(e)(i) hereof.
9:30 A.M. - 1:30 P.M.           Auction Agent shall assemble information
                                communicated to it by Broker-Dealers as provided
                                in Section 3(a) of Part II of the Certificate.
                                Submission deadline is 1:00 P.M.
Not earlier than 1:30 P.M.      Auction Agent shall make determinations pursuant
                                to Section 4(a) of Part II of the Certificate.
By approximately 3:00 P.M.      Auction Agent shall advise the Trust of the
                                results of the Auction as provided in Section
                                4(b) of Part II of the Certificate.
                                Submitted Bids and Submitted Sell Orders will be
                                accepted and rejected in whole or in part and
                                Preferred Shares will be allocated as provided
                                in Section 5 of Part II of the Certificate.
                                Auction Agent shall give notice of the Auction
                                results as set forth in Section 2.4 hereof.

        2.4.    NOTICE OF AUCTION RESULTS.

                On each Auction Date, the Auction Agent shall notify Broker-Dealers of the results of the Auction held on such date by telephone or through the Auction Agent's Auction Processing System.

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        2.5.    BROKER-DEALERS.

                (a) Not later than 12:00 noon on each Auction Date, the Trust shall pay to the Auction Agent in Federal Funds or similar same-day funds an amount in cash equal to (i) in the case of any Auction Date immediately preceding a 7-day Dividend Period, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times
(D) the sum of the aggregate number of outstanding Preferred Shares for which the Auction is conducted and (ii) in the case of any Special Rate Period, the amount determined by mutual consent of the Trust and the Broker-Dealers pursuant to Section 3.5 of the Broker-Dealer Agreements. The Auction Agent shall apply such moneys as set forth in Section 3.5 of the Broker-Dealer Agreements and shall thereafter remit to the Trust any remaining funds paid to the Auction Agent pursuant to this Section 2.5(a).

                (b) The Trust shall not designate any Person to act as a Broker-Dealer, or permit an Existing Holder or a Potential Beneficial Owner to participate in Auctions through any Person other than a Broker-Dealer, without the prior written approval of the Auction Agent, which approval shall not be withheld unreasonably. The Trust may designate an Affiliate or Salomon Smith Barney Inc. to act as a Broker-Dealer.

                (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Trust.

                (d) Subject to Section 2.5(b) hereof, the Auction Agent from time to time shall enter into such Broker-Dealer Agreements as the Trust shall request.

                (e) The Auction Agent shall maintain a list of Broker-Dealers.

        2.6. OWNERSHIP OF PREFERRED SHARES AND SUBMISSION OF BIDS BY THE TRUST AND ITS AFFILIATES.

                Neither the Trust nor any Affiliate of the Trust may submit any Sell Order or Bid, directly or indirectly, in any Auction, except that an Affiliate of the Trust that is a Broker-Dealer may submit a Sell Order or Bid on behalf of a Beneficial Owner or a Potential Beneficial Owner. The Trust shall notify the Auction Agent if the Trust or, to the best of the Trust's knowledge, any Affiliate of the Trust becomes a Beneficial Owner of any Preferred Shares. Any Preferred Shares redeemed, purchased or otherwise acquired (i) by the Trust shall not be reissued, except in accordance with the requirements of the Securities Act of 1933, as amended, or (ii) by its Affiliates shall not be transferred (other than to the Trust). The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

        2.7.    ACCESS TO AND MAINTENANCE OF AUCTION RECORDS.

                The Auction Agent shall afford to the Trust, its agents, independent public accountants and counsel, access at reasonable times during normal business hours to review and make extracts or copies (at the Trust's sole cost and expense) of all books, records, documents

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and other information concerning the conduct and results of Auctions, provided that any such agent, accountant or counsel shall furnish the Auction Agent with a letter from the Trust requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of at least two years after such Auction (unless requested by the Trust to maintain such records for such longer period not in excess of four years, then for such longer period), and such records, in reasonable detail, shall accurately and fairly reflect the actions taken by the Auction Agent hereunder. The Trust agrees to keep confidential any information regarding the customers of any Broker-Dealer received from the Auction Agent in connection with this Agreement or any Auction, and shall not disclose such information or permit the disclosure of such information without the prior written consent of the applicable Broker-Dealer to anyone except such agent, accountant or counsel engaged to audit or review the results of Auctions as permitted by this Section
2.7. The Trust reserves the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to the Trust. Any such agent, accountant or counsel, before having access to such information, shall agree to keep such information confidential and not to disclose such information or permit disclosure of such information without the prior written consent of the applicable Broker-Dealer, provided that such agent, accountant or counsel may reserve the right to disclose any such information if it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Broker-Dealer shall have offered indemnification satisfactory to such agent, accountant or counsel.

III.    THE AUCTION AGENT AS PAYING AGENT.

        3.1.    THE PAYING AGENT.

                The Board of Trustees of the Trust has adopted another resolution appointing Bankers Trust Company as auction agent, transfer agent, dividend paying agent and registrar for the Trust in connection with any Preferred Shares (in such capacity, the "Paying Agent"). The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Certificate which are specified herein with respect to the Preferred Shares and as set forth in this Section 3.

        3.2.    THE TRUST'S NOTICES TO THE PAYING AGENT.

                Whenever any Preferred Shares are to be redeemed, the Trust promptly shall deliver to the Paying Agent a Notice of Redemption, which will be mailed by the Paying Agent to each Holder at least five Business Days prior to the date such Notice of Redemption is required to be mailed pursuant to the Certificate. The Paying Agent shall have no responsibility to confirm or verify the accuracy of any such Notice.

        3.3.    THE TRUST TO PROVIDE FUNDS FOR DIVIDENDS AND REDEMPTIONS.

                (a) Not later than noon on each Dividend Payment Date, the Trust shall deposit with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date, and shall

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give the Paying Agent irrevocable instructions to apply such funds to the payment of such dividends on such Dividend Payment Date.

                (b) If the Trust shall give a Notice of Redemption, then by noon of the date fixed for redemption, the Trust shall deposit in trust with the Paying Agent an aggregate amount of Federal Funds or similar same-day funds sufficient to redeem such Preferred Shares called for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of Preferred Shares called for redemption upon surrender of the certificate or certificates therefor.

        3.4.    DISBURSING DIVIDENDS AND REDEMPTION PRICE.

                After receipt of the Federal Funds or similar same-day funds and instructions from the Trust described in Section 3.3 above, the Paying Agent shall pay to the Holders (or former Holders) entitled thereto (i) on each corresponding Dividend Payment Date, dividends on the Preferred Shares, and (ii) on any date fixed for redemption, the redemption price of any Preferred Shares called for redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to Holders will be determined by the Trust as set forth in Section 2 of Part I of the Certificate. The redemption price to be paid by the Paying Agent to the Holders of any Preferred Shares called for redemption will be determined as set forth in Section 3 of Part I of the Certificate. The Paying Agent shall have no duty to determine the redemption price and may rely on the amount thereof set forth in a Notice of Redemption.

IV.     THE PAYING AGENT AS TRANSFER AGENT AND REGISTRAR.

        4.1.    ORIGINAL ISSUE OF STOCK CERTIFICATES.

                On the Date of Original Issue for any share of Preferred Shares, one certificate for each series of Preferred Shares shall be issued by the Trust and registered in the name of Cede & Co., as nominee of the Securities Depository, and countersigned by the Paying Agent.

        4.2.    REGISTRATION OF TRANSFER OR EXCHANGE OF SHARES.

                Except as provided in this Section 4.2, the shares of each series of Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Trust shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then upon such resignation the shares of each Series of Preferred Shares, at the Trust's request, may be registered for transfer or exchange, and new certificates thereupon shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificate in form deemed by the Paying Agent to be properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form and by such guarantor as the Paying Agent may reasonably require, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes in connection with any registration of transfer or exchange or funds necessary for the payment of such taxes. If the certificate or certificates for Preferred Shares are not held by

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the Securities Depository or its nominee, payments upon transfer of shares in an
Auction shall be made in Federal Funds or similar same-day funds to the Auction Agent against delivery of certificates therefor.

        4.3.    REMOVAL OF LEGEND.

                Any request for removal of a legend indicating a restriction on transfer from a certificate evidencing Preferred Shares shall be accompanied by an opinion of counsel stating that such legend may be removed and such shares may be transferred free of the restriction described in such legend, said opinion to be delivered under cover of a letter from a Trust Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

        4.4.    LOST, STOLEN OR DESTROYED STOCK CERTIFICATES.

                The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Trust and by the Paying Agent, subject at all times to provisions of law, the Certificate governing such matters and resolutions adopted by the Trust with respect to lost, stolen or destroyed securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trust to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Trust to the Paying Agent that such issuance will comply with provisions of applicable law and the Certificate and resolutions of the Trust.

        4.5.    DISPOSITION OF CANCELED CERTIFICATES; RECORD RETENTION.

                The Paying Agent shall retain stock certificates which have been canceled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission (the "SEC") for at least two calendar years from the date of such cancellation. The Paying Agent, upon written request by the Trust, shall afford to the Trust, its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Trust's sole cost and expense) of such certificates and accompanying documentation. Upon request by the Trust at any time after the expiration of this two-year period, the Paying Agent shall deliver to the Trust the canceled certificates and accompanying documentation. The Trust, at its expense, shall retain such records for a minimum additional period of at least four calendar years from the date of delivery of the records to the Trust and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the SEC. The Trust also shall undertake to furnish to the SEC, upon demand, either at its principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter, such records shall not be destroyed by the Trust without the approval of the Paying Agent, which approval shall not be withheld unreasonably, but will be safely stored for possible future reference.

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        4.6.    STOCK REGISTER.

                The Paying Agent shall maintain the stock register, which shall contain a list of the Holders, the number of shares held by each Holder and the address of each Holder. The Paying Agent shall record in the stock register any change of address of a Holder upon notice by such Holder. In case of any written request or demand for the inspection of the stock register or any other books of the Trust in the possession of the Paying Agent, the Paying Agent will notify the Trust and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the stock register or other records to any person in case it is advised by its counsel that its failure to do so would (i) be unlawful or (ii) expose it to liability, unless the Trust shall have offered indemnification satisfactory to the Paying Agent.

        4.7.    RETURN OF FUNDS.

                Any funds deposited with the Paying Agent by the Trust for any reason under this Agreement, including for the payment of dividends or the redemption of Preferred Shares, that remain with the Paying Agent after 12 months shall be repaid to the Trust upon written request by the Trust.

V.      REPRESENTATIONS AND WARRANTIES.

        5.1.    REPRESENTATIONS AND WARRANTIES OF THE TRUST.

                The Trust represents and warrants to the Auction Agent that:

                        (i) the Trust is duly organized and is validly existing as a business trust under the laws of the Commonwealth of Massachusetts, and has full power to execute and deliver this Agreement and to authorize, create and issue the Preferred Shares;

                        (ii) the Trust is registered with the SEC under the Investment Company Act of 1940, as amended, as a closed-end, diversified, management investment company;

                        (iii) this Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

                        (iv) the form of the certificates evidencing the Preferred Shares comply with all applicable laws of the Commonwealth of Massachusetts;

                        (v) the Preferred Shares have been duly and validly authorized by the Trust and, upon completion of the initial sale of the Preferred Shares and receipt of payment therefor, will be validly issued by the Trust, fully paid and nonassessable;

                        (vi) at the time of the offering of the Preferred Shares, the shares offered will be registered under the Securities Act of 1933, as amended, and no further action by

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or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or will be required in connection with the issuance of the Preferred Shares, except such action as required by applicable state securities laws;

                        (vii) the execution and delivery of this Agreement and the issuance and delivery of the Preferred Shares do not and will not conflict with, violate, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the Trust's Declaration of Trust, as amended, or the Certificate, any order or decree of any court or public authority having jurisdiction over the Trust, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound; and

                        (viii) no taxes are payable upon or in respect of the execution of this Agreement or will be payable upon or in respect of the issuance of the Preferred Shares.

        5.2.    REPRESENTATIONS AND WARRANTIES OF THE AUCTION AGENT.

                The Auction Agent represents and warrants to the Trust that:

                        (i) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of the State of New York, and has the corporate power to enter into and perform its obligations under this Agreement; and

                        (ii) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

VI.     THE AUCTION AGENT.

        6.1.    DUTIES AND RESPONSIBILITIES.

                (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any Person except as provided by this Agreement.

                (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

        6.2.    RIGHTS OF THE AUCTION AGENT.

                (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized hereby and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent reasonably believes in good faith to have been given by the Trust or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trust or with the Broker-Dealers or with both.

                (b) The Auction Agent may consult with counsel of its choice, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon.

                (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder. The Auction Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Trust.

                (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

        6.3.    COMPENSATION, EXPENSES AND INDEMNIFICATION.

                (a) The Trust shall pay to the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and under the Broker-Dealer Agreements as shall be set forth in a separate writing signed by the Trust and the Auction Agent, subject to adjustments if the Preferred Shares no longer are held of record by the Securities Depository or its nominee or if there shall be such other change as shall increase or decrease materially the Auction Agent's obligations hereunder or under the Broker-Dealer Agreements.

                (b) The Trust shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and of the Broker-Dealer Agreements (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement or advance attributable to its negligence or bad faith.

                (c) The Trust shall indemnify the Auction Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Auction Agent arising out of or in connection with its agency under this Agreement and under the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim of liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its negligence or bad faith.

VII.    MISCELLANEOUS.

        7.1.    TERM OF AGREEMENT.

                (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Trust may terminate this Agreement at any time by so notifying the Auction Agent, provided that, if any Preferred Shares remain outstanding, the Trust shall have entered into an agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Trust on the date specified in such notice, which date shall be no earlier than 60 days after delivery of such notice. If the Auction Agent terminates this Agreement while any Preferred Shares remain outstanding, the Trust shall use commercially reasonable efforts to enter into an agreement with a successor auction agent.

                (b) Except as otherwise provided in this Section 7.1(b), the respective rights and duties of the Trust and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Trust's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.3 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreements, (ii) at the Trust's request, deliver promptly to the Trust copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the request of the Trust, transfer promptly to the Trust or to any successor auction agent any funds deposited by the Trust with the Auction Agent (whether in its capacity as Auction Agent or as Paying Agent) pursuant to this Agreement which have not been distributed previously by the Auction Agent in accordance with this Agreement.

        7.2.    COMMUNICATIONS.

                Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

           If to the Trust,              Pilgrim Prime Rate Trust
           addressed to:                 7337 E. Doubletree Ranch Road
                                         Scottsdale, Arizona 85258
                                         Attention: Daniel A. Norman
                                         Telecopier No.: (480) 477-2708
                                         Telephone No.:  (480) 477-2112

           If to the Auction Agent,      Bankers Trust Company
           addressed to:                 Corporate Trust and Agency Group
                                         4 Albany Street
                                         New York, NY 10006
                                         Attention: Auction Rate Securities
                                         Telecopier No.: (212) 250-6688
                                         Telephone No.:  (212) 250-6850

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by a Trust Officer and on behalf of the Auction Agent by an Authorized Officer.

        7.3.    ENTIRE AGREEMENT.

                This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof, except for agreements relating to the compensation of the Auction Agent.

        7.4.    BENEFITS.

                Nothing herein, express or implied, shall give to any Person, other than the Trust, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

        7.5.    AMENDMENT; WAIVER.

                (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Trust shall notify the Auction Agent of any change in the Certificate prior to the effective date of any such change. If any such change in the Certificate materially increases the Auction Agent's obligations hereunder, the Trust shall obtain the written consent of the Auction Agent prior to the effective date of such change.

                (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

        7.6.    SUCCESSORS AND ASSIGNS.

                This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Trust and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be withheld unreasonably.

        7.7.    SEVERABILITY.

                If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

        7.8.    EXECUTION IN COUNTERPARTS.

                This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        7.9.    GOVERNING LAW.

                This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

        7.10.   LIMITATION OF LIABILITY.

                The name Pilgrim Prime Rate Trust refers to the Trust and the Trustees of the Trust, as trustees but not individually or personally, acting from time to time under the Trust's Agreement and Declaration of Trust dated December 2, 1987, as amended, which is hereby referred to and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, holders of shares of beneficial interest of the Trust or representatives of the Trustees personally, but bind only the Trust assets, and all persons dealing with the Trust must look solely to the Trust property for the enforcement of any claims against the Trust.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                                PILGRIM PRIME RATE TRUST


                                                /s/ Daniel A. Norman
                                                --------------------------------
                                                By: Daniel A. Norman
                                                Title: Senior Vice President

                                                BANKERS TRUST COMPANY


                                                --------------------------------
                                                By:
                                                Title:

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                                PILGRIM PRIME RATE TRUST


                                                --------------------------------
                                                By: Daniel A. Norman
                                                Title: Senior Vice President

                                                BANKERS TRUST COMPANY

                                                /s/ Jody Sanchez
                                                --------------------------------
                                                By: Jody Sanchez
                                                Title: Associate

                             BROKER-DEALER AGREEMENT

        This Broker-Dealer Agreement dated as of November 16, 2000, is between Bankers Trust Company, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of Pilgrim Prime Rate Trust (the "Trust"), pursuant to authority granted to it in the Auction Agency Agreement dated as of November 16, 2000, between the Trust and the Auction Agent (the "Auction Agency Agreement")) and ____________________ (together with its successors and assigns, "BD").

        The Trust proposes to issue two series of preferred shares of beneficial interest (3,600 shares of Series T and 3,600 shares of Series Th), par value $.01 per share, liquidation preference $25,000 per share, designated Series T and Th Auction Rate Cumulative Preferred Shares (cumulatively, the "Preferred Shares"), pursuant to the Trust's Certificate of Designation for Preferred Shares (as defined below).

        The Trust's Certificate provides that the Applicable Rate on shares of each series of Preferred Shares for each Dividend Period after the initial Dividend Period shall be equal to the rate per annum that results from an Auction for Outstanding shares of each Series on the respective Auction Date therefor next preceding the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period. The Board of Trustees of the Trust has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section
2.5 of the Auction Agency Agreement, the Trust has requested and directed the Auction Agent to execute and deliver this Agreement.

        The Auction Procedures require the participation of one or more Broker-Dealers.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Auction Agent and BD agree as follows:

I.      DEFINITIONS AND RULES OF CONSTRUCTION.

        1.1.    TERMS DEFINED BY REFERENCE TO THE CERTIFICATE.

        Capitalized terms not defined herein shall have the respective meanings specified in the Certificate.

        1.2.    TERMS DEFINED HEREIN.

        As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

                (a)     "Auction" shall have the meaning specified in Section
2.1 of the Auction Agency Agreement.

                (b) "Auction Procedures" shall mean the Auction Procedures that are set forth in Part II of the Certificate.

                (c) "Authorized Officer" shall mean each Managing Director, Director, Vice President, Assistant Vice President and Associate of the Auction Agent and every other officer

                                                        PILGRIM PRIME RATE TRUST
                                                         BROKER-DEALER AGREEMENT

or employee of its Corporate Trust and Agency Group designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

                (d) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                (e) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                (f) "Certificate" shall mean the Certificate of Designation for Preferred Shares of the Trust dated October 20, 2000 specifying the powers, preferences and rights of the Preferred Shares.

        1.3.    RULES OF CONSTRUCTION.

        Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                (a) Words importing the singular number shall include the plural number and vice versa.

                (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

                (d) All references herein to a particular time of day shall be to New York City time.

II.     NOTIFICATION OF DIVIDEND.

                The provisions contained in Section 4 of Part I of the Certificate concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

III.    THE AUCTION.

        3.1     Purpose; Incorporation by Reference of Auction Procedures.

                (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the Preferred Shares, for each Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

                (b) All of the provisions contained in the Auction Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

                (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 19 of Part I of the Certificate may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

                (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

        3.2.    PREPARATION FOR EACH AUCTION.

                (a) Not later than 9:30 A.M. on each Auction Date for the Preferred Shares, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Rate in effect on such Auction Date.

                (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of Preferred Shares and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

        3.3.    AUCTION SCHEDULE; METHOD OF SUBMISSION OF ORDERS.

                (a) The Trust and the Auction Agent shall conduct Auctions for Preferred Shares in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

TIME                            EVENT
----                            -----
By 9:30 A.M.                    Auction Agent shall advise the Trust and the
                                Broker-Dealers of the Reference Rate and the
                                Maximum Rate as set forth in Section 3.2(a)
                                hereof.

9:30 A.M. - 1:30 P.M.           Auction Agent shall assemble information
                                communicated to it by Broker-Dealers as provided
                                in Section 2(a) of Part II of the Certificate.
                                Submission Deadline is 1:00 P.M.

Not earlier than 1:30 P.M.      Auction Agent shall make determinations pursuant
                                to Section 4(a) of Part II of the Certificate.

By approximately 3:00 P.M.      Auction Agent shall advise the Trust of the
                                results of the Auction as provided in Section
                                4(b) of Part II of the Certificate.

                                Submitted Bids and Submitted Sell Orders will be accepted and rejected in whole or in part and Preferred Shares will be allocated as provided in Section 5 of Part II of the Certificate.

                                Auction Agent shall give notice of the Auction results as set forth in Section 3.4(a) hereof.

                (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 2 of Part II of the Certificate.

                (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial Owners on whose behalf BD is submitting Orders.

                (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of Preferred Shares, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next succeeding the applicable Auction Date.

        3.4.    NOTICE OF AUCTION RESULTS.

                (a) On each Auction Date, the Auction Agent shall notify BD by telephone. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order, and take such other action as is required of BD.

        If any Beneficial Owner or Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the Broker-Dealer of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole shares of Preferred Shares that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such Broker-Dealer shall deliver to the Auction Agent the notice required by Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

        3.5.    SERVICE CHARGE TO BE PAID TO BD.

        On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Trust an amount equal to: (a) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of
(A) the aggregate number of Preferred Shares placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of Preferred Shares subject to valid Hold Orders (determined in accordance with Section 2 of Part II of the Certificate) submitted to the Auction Agent by BD plus (C) the number of Preferred Shares deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 2 of Part II of the Certificate that were acquired by BD for its own account or were acquired by such Beneficial Owners through BD; and (b) in the case of any Auction Date immediately preceding a Special Rate Period of one year or longer, that amount as mutually agreed upon by the Trust and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Rate Period.

        For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired Preferred Shares through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.

IV.     THE AUCTION AGENT.

        4.1.    DUTIES AND RESPONSIBILITIES.

                (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or, omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

        4.2.    RIGHTS OF THE AUCTION AGENT.

                (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent reasonably believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

                (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

        4.3.    AUCTION AGENT'S DISCLAIMER.

        The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

V.      MISCELLANEOUS.

        5.1.    TERMINATION.

        Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if the Broker-Dealer is Salomon Smith Barney Inc. neither Salomon Smith Barney Inc. nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

        5.2. PARTICIPANT IN SECURITIES DEPOSITORY; PAYMENT OF DIVIDENDS IN SAME-DAY FUNDS.

                (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

                (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the Preferred Shares available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

        5.3.    AGENT MEMBER.

        At the date hereof, BD is a participant of the Securities Depository.

        5.4.    COMMUNICATIONS.

        Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

        If to the Auction Agent,
        addressed to:                Bankers Trust Company
                                     Corporate Trust and Agency Group
                                     Four Albany Street
                                     New, York, NY 10006
                                     Attention: Auction Rate Securities
                                     Telecopier No.: (212) 250-6688
                                     Telephone No.:  (212) 250-6850

        If to the BD,
        addressed to:                ____________________
                                     ____________________
                                     ____________________
                                     Attention: ___________________
                                     Telecopier No.: (212) ___-____
                                     Telephone No.:  (212) ___-____

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

        5.5.    ENTIRE AGREEMENT.

        This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

        5.6.    BENEFITS.

        Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

        5.7.    AMENDMENT; WAIVER.

                (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

        5.8.    SUCCESSORS AND ASSIGNS.

                (a) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.

        5.9.    SEVERABILITY.

        If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

        5.10.   EXECUTION IN COUNTERPARTS.

        This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        5.11.   GOVERNING LAW.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                         BANKERS TRUST COMPANY


                                         --------------------------------
                                         By:
                                         Title:


                                         --------------------------------

                                         --------------------------------
                                         By:
                                         Title:

                                    EXHIBIT A

                              BANKERS TRUST COMPANY
                                AUCTION BID FORM

SUBMIT TO:                           ISSUE:
---------                            -----
Bankers Trust Company                Pilgrim Prime Rate Trust
Corporate Trust and Agency Group     Auction Rate Cumulative Preferred Shares
Four Albany Street                    ("Preferred Shares")
New York, NY 10006
Attention: Auction Rate Securities
Telecopier No.: (212) 250-6688
Telephone No.:  (212) 250-6850

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder: ___________________

                                BENEFICIAL OWNER

Shares of Series ____ now held       HOLD __________________________
                                     BID at rate of ________________
                                     SELL __________________________

                           POTENTIAL BENEFICIAL OWNER

                                   # of shares of Series ___
                                   BID at rate of ____________ Notes:

        (1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.
        (2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.
        (3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.
        (4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.
        (5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.

NAME OF BROKER-DEALER
                       ---------------------------
Authorized Signature
                       ---------------------------

                                    EXHIBIT B

  (Note: To be used only for transfers made other than pursuant to an Auction)

                                  TRANSFER FORM

        Re:     Pilgrim Prime Rate Trust
                Auction Rate Cumulative Preferred Shares ("Preferred Shares")

        We are (check one):

/ /     the Existing Holder named below;

/ /     the Broker-Dealer for such Existing Holder; or

/ /     the Agent Member for such Existing Holder.

        We hereby notify you that such Beneficial Owner has transferred shares of Series ____ Preferred Shares to ________________________.


                                             -------------------------
                                             (Name of Existing Holder)


                                             -------------------------
                                             (Name of Broker-Dealer)


                                             -------------------------
                                             (Name of Agent Member)


                                             By:
                                                ----------------------
                                             Printed Name:
                                             Title:

                                    EXHIBIT C

          (Note: To be used only for failures to deliver or to pay for Preferred Shares sold pursuant to an Auction)


                         NOTICE OF A FAILURE TO DELIVER

        We are a Broker-Dealer for ___________________ (the "Purchaser"), which purchased _______________ shares of Series ___ Preferred Shares of Pilgrim
Prime Rate Trust in the Auction held on ________________ from the seller of such shares.


        We hereby notify you that (check one):

/ /     the Seller failed to deliver such shares to the Purchaser.

/ / the Purchaser failed to make payment to the Seller upon delivery of such shares.


                                  Name:
                                        --------------------------
                                  (Name of Broker-Dealer)


                                  By:
                                      ----------------------------
                                  Printed Name:
                                  Title: